UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2026

Vylor Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-43376	41-2930124
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7100 NW 62nd Avenue, Johnston, Iowa	50131
(Address of principal executive offices)	(Zip Code)

(833) 267-8382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VYLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 30, 2026, the U.S. Court of Appeals for the Fourth Circuit summarily reversed the District Court’s order denying the State of California leave to file its motion for a temporary restraining and preliminary injunction order seeking to delay the previously announced separation of Corteva, Inc. (“Corteva”), the parent company of Vylor Inc. (“Vylor”), into two independent, publicly traded companies (the “Separation”) through the separation of Corteva’s seed operating segment into an independent, publicly traded company, Vylor. The Court of Appeals expressed no view on the merits of California’s motion and remanded the matter to the District Court for further consideration. The Court of Appeals also denied California’s request for an injunction pending appeal as moot. On remand, the District Court denied California’s motion to enjoin the Separation. The Distribution (as defined below) is expected to be completed prior to 9:30 a.m., New York City time, on October 1, 2026.

As previously announced, on September 12, 2026, the board of directors of Corteva approved the Separation. In connection with the Separation, the board of directors of Corteva has declared a pro rata dividend of the shares of common stock, par value $0.01 per share, of Vylor on each share of common stock, par value $0.01 per share, of Corteva issued and outstanding as of the close of business on September 24, 2026 (the “Distribution”). The consummation of the Distribution is subject to the satisfaction or waiver of certain conditions, including that no order, injunction or decree issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution or any of the related transactions shall be pending, threatened, issued or in effect, and no other outside event having occurred or failed to occur that prevents the consummation of all or a portion of the Distribution (the “Legal Restraints Condition”). Effective September 30, 2026, the board of directors of Corteva waived the Legal Restraints Condition to the extent such condition is not satisfied prior to or simultaneously with the consummation of the Distribution solely due to the existence of a potential order, injunction or decree entered by a governmental entity of competent jurisdiction preventing the consummation of the Distribution or any of the related transactions.

Cautionary Statement Concerning Forward Looking Statements

Vylor and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this Current Report on Form 8-K, in Vylor’s other filings with the SEC, and in presentations, reports or letters to its stockholders.

In some cases, Vylor identified these forward-looking statements by such words or phrases as “plans,” “outlook,” “will,” “is designed to,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends,” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on Vylor’s current views and assumptions regarding future events, future business conditions and the outlook for Vylor based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” sections of the Information Statement and to similar risk factors and cautionary statements in all other reports and forms filed by Vylor with the SEC.

Vylor wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. Vylor specifically declines to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYLOR INC.

By:	/s/ David P. Johnson
Name:	David P. Johnson
Title:	Director

Date: September 30, 2026